Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Pfenex Inc. (the “Company”) of our report dated May 2, 2014, related to our audit of the Company’s consolidated financial statements as of December 31, 2012 and 2013 and for each the years then ended, which appears in this Registration Statement on Form S-1.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

San Diego, California

June 23, 2014